Exhibit 8

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates,   Bristol-Myers Squibb Debenture-Backed
*CUSIP: 21988G346     Class A-1        Series 2002-18
        21988GCB0     Class A-2A
        21988GCC8     Class A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2003.

INTEREST ACCOUNT

Balance as of October 31, 2002 ...................................         $0.00
         Scheduled Income received on securities .................   $865,562.50
         Unscheduled Income received on securities ...............         $0.00

LESS:
         Distribution to Class A-1 Holders .......................  -$397,809.03
         Distribution to Class A-2A Holders ......................   -$39,780.90
         Distribution to Class A-2B Holders ......................        -$0.00
         Distribution to Depositor ...............................  -$427,972.57
         Distribution to Trustee .................................        -$0.00
Balance as of February 1, 2003 ...................................         $0.00

PRINCIPAL ACCOUNT

Balance as of October 31, 2002 ...................................         $0.00
         Scheduled Principal received on securities ..............         $0.00

LESS:
         Distribution to Holders .................................        -$0.00
Balance as of February 1, 2003 ...................................         $0.00

                UNDERLYING SECURITIES HELD AS OF February 1, 2003

      Principal Amount                       Title of Security
      ----------------                       -----------------
        $25,180,000        Bristol-Meyers Squibb Company 6.875% Debentures due
                           August 1, 2097
                           *CUSIP: 110122AC2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.